EXHIBIT 10.6

                          S CORPORATION TAX ALLOCATION
                          AND INDEMNIFICATION AGREEMENT

      THIS S CORPORATION TAX ALLOCATION AND INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into this ____ day of _____________, 1997 between OMEGA RESEARCH, INC., a Florida corporation (the "Company"), and WILLIAM
R. CRUZ, RALPH L. CRUZ, MICHELLE R. CRUZ, THE WILLIAM R. CRUZ 1997 GRANTOR RETAINED ANNUITY TRUST #1 and THE RALPH L. CRUZ GRANTOR RETAINED ANNUITY TRUST #1 (collectively, the "Stockholders") (the Company and the Stockholders are hereinafter referred to individually as a "party" and collectively as the "parties").

                               W I T N E S S E T H

      WHEREAS, the Company contemplates a public offering the principal purposes of which are to establish a public market for its stock, to provide enhanced equity incentives to attract and retain key employees, to increase visibility in its markets, to facilitate future access to public capital markets and to obtain additional working capital (the "Public Offering");

      WHEREAS, immediately prior to the completion of such Public Offering, the Company plans to distribute a dividend to the Stockholders equal to the Company's undistributed Accumulated Adjustments Account as defined in Section 1368(e)(1) of the Code (as hereinafter defined);

      WHEREAS, the Company and the Stockholders have entered into this Agreement as a condition to the foregoing distribution and the contemplated Public Offering;

      WHEREAS, from its inception through March 31, 1988, the Company was taxed as a C corporation (as defined in the Code), and the Company became an S corporation (as defined in section 1361 of the Code) on April 1, 1988 and will continue to be an S corporation until the Termination Date (as hereinafter defined), after which it will again be taxed as a C corporation;

      WHEREAS, the Stockholders currently are the only stockholders of the Company, and will continue to be so until the closing of the Public Offering (the "Closing");

      WHEREAS, in July 1997, the Company voluntarily filed a request on Form 3115 (the "Form 3115") with the Internal Revenue Service (the "IRS") to change its method of accounting from the cash method of accounting to the accrual method of accounting (the "Accounting Change") effective on January 1, 1997;

      WHEREAS, as a result of the filing Form 3115 and the Accounting Change, the Company is required to include in its income over three taxable years an amount equal to the excess of the income it should have reported as taxable income under the accrual method of accounting for years prior to 1997 and the amount it did report as taxable income under the cash method for such years;

      WHEREAS, the Company and the Stockholders wish to provide for indemnifications specifically pertaining to the Accounting Change; and

      WHEREAS, the Company and the Stockholders wish to provide for a tax allocation and indemnification agreement in connection with the Company's termination as an S corporation.

      NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      1.1 DEFINITIONS. The following terms, as used herein, have the following meanings:

      "C Short Year" means that portion of the S Termination Year of the Company defined in Section 1362(e)(1)(B) of the Code.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "S Corporation Period" means the period commencing April 1, 1988 and ending on the day before the Termination Date.

      "S Corporation Taxable Income" means the taxable income of the Company from all sources during the S Corporation Period.

      "S Short Year" means that portion of the S Termination Year of the Company defined in Section 1362(e)(1)(A) of the Code.

      "S Termination Year" shall have the meaning set forth in Section 1362(e)(4) of the Code.

      "Termination Date" means the effective date of the Company's termination of its status as an S corporation pursuant to Section 1362(d)(1) of the Code.

                                    ARTICLE 2
                    ELECTION TO TERMINATE; S TERMINATION YEAR

      2.1 TERMINATION OF S STATUS. The parties intend to terminate the Company's status as an S corporation by electing to do so under Code Section 1362(d)(1).

      2.2 EFFECTIVE DATE. Pursuant to Section 1362(d)(1) of the Code, the election to terminate the Company's status as an S corporation shall be effective on the date immediately preceding the date of the effective date of the Company's Registration Statement on Form S-1 relating to the Public Offering, which date shall be the "Termination Date".

      2.3 S TERMINATION YEAR. The Company's fiscal year in which the S corporation status of the Company is terminated will be an S Termination Year for federal tax purposes.

      2.4 S SHORT YEAR. Pursuant to Section 1362(e)(1) of the Code, the S Termination Year of the Company shall be divided into two short taxable years: an S Short Year and a C Short Year. The S Short Year of the Company shall be that portion of the Company's S Termination Year beginning on the first day of such fiscal year and ending on the day immediately preceding the Termination Date. For federal income tax purposes, the Company will be treated as an S corporation during its S Short Year.

      2.5 C SHORT YEAR. Pursuant to Section 1362(e)(1)(B) of the Code, that portion of the S Termination Year of the Company beginning on the Termination Date and ending on the last day of the 1997 fiscal year shall be the C Short Year of the Company. For federal income tax purposes, the Company will be taxed as a C corporation during its C Short Year.

                                    ARTICLE 3
                              ALLOCATION OF INCOME

      3.1 ALLOCATION ELECTION. The Company intends to allocate tax items to its S Short Year and C Short Year using normal accounting rules pursuant to the election method contained in Section 1362(e)(3) of the Code, and the Stockholders covenant and agree to consent to such election method.

                                    ARTICLE 4
                                      TAXES

      4.1 LIABILITY FOR TAXES INCURRED DURING S CORPORATION YEARS INCLUDING S SHORT YEAR. Subject to any indemnification and/or distribution otherwise required herein, the Stockholders, severally and not jointly, covenant and agree that they shall pay any and all taxes attributable to their allocable shares of taxable income of the Company they are required to pay for all taxable periods (or that portion of any period including the S Short Year) during which the Company was an S corporation.

      4.2 LIABILITY FOR TAXES INCURRED DURING C CORPORATION YEARS INCLUDING C SHORT YEAR. Subject to any indemnification otherwise required herein, the Company covenants and agrees that the Company shall pay any and all taxes attributable to taxable income of the Company required to be paid by the Company for the C Short Year and all taxable periods thereafter during which the Company is a C corporation.

      4.3 COMPANY'S INDEMNIFICATION FOR TAX LIABILITIES. The Company hereby agrees to indemnify, defend and hold harmless each Stockholder from and against all liability with respect to all federal and state income taxes of any kind whatsoever (computed at the highest federal and/or state income tax rate in effect for the year of adjustment) including interest, penalties and additions to taxes, imposed upon a Stockholder as a result of any final determination of an adjustment (by reason of an amended return, claim for refund, audit or otherwise)to the Stockholders' taxable income resulting in an increase in the Stockholders' S corporation taxable income and a corresponding decrease in the federal or state, as the case may be, income tax liability payable by the Company, provided, however, the Company's indemnification shall be limited to the reduction, if any, in its tax liability (including interest, penalties and additions to taxes) as a result of any such determination. The amount of the foregoing indemnity shall be adjusted as required by Section 4.7 (requiring the gross-up of the indemnification amount) and Section 5.1(b) (providing for the payment of a Special Dividend in lieu of the indemnification hereunder) and shall be further limited with respect to an adjustment arising from the Accounting Change to an amount such that the aggregate indemnification payments for the Accounting Change plus the federal and states taxes payable by the Company as the result of the Accounting Change does not exceed in the aggregate $1,800,000; provided, however, that any indemnity payment made to the Stockholders arising from the Accounting Change shall not be grossed-up as otherwise required by Section 4.7.

      The Company acknowledges further that it shall be solely responsible for any federal, state and local taxes (including interest and penalties, if any) relating to the Built-In Gains tax imposed by Section 1374 of the Code and the tax on Excess Passive Investment Income imposed by Section 1375 of the Code.

      4.4 STOCKHOLDERS' INDEMNIFICATION FOR TAX LIABILITIES. The Stockholders, severally (according to the percentage of the outstanding shares of the Company's Common Stock owned by each Stockholder for the years of adjustment) and not jointly, hereby agree to indemnify, defend and hold harmless the Company from and against all liability with respect to all federal and state income taxes of any kind whatsoever (computed at the highest federal and/or state income tax rate in effect for the year of adjustment) including interest, penalties and additions to taxes resulting from any final determination of an adjustment (by reason of an amended return, claim for refund, audit or otherwise) to the Stockholders' taxable income resulting in a decrease in the Stockholders' S corporation taxable income and a corresponding increase in the federal or state, as the case may be, income tax liability payable by the Company; provided, however, the Stockholder's indemnifi cation shall be limited to the reduction, if any, in his/her tax liability (including interest, penalties and additions to taxes) as a result of such determination.

      In addition to the foregoing, the Stockholders, severally (according to the percentage of the outstanding shares of the Company's Common Stock owned by each Stockholder for the years of adjustment) and not jointly, hereby agree to indemnify, defend and hold harmless the Company from and against all tax liability directly attributable to the Accounting Change to the extent and in an amount by which all federal and state income taxes of any kind whatsoever (including interest, penalties and additions to taxes) for tax years subsequent to the S Corporation Period exceed $1,800,000.00 dollars.

      4.5 PAYMENTS. The Stockholders or the Company, as the case may be, shall make any payment required under this Agreement within thirty (30) calendar days after receipt of notice from the other party that a payment is due by such party to the appropriate taxing authority.

      4.6 SUBROGATION. The party (or parties) providing the indemnity under either Section 4.3 or Section 4.4 (defined solely for purposes of this Section
4.6 as the "Indemnifying Party") shall be subrogated to all rights of recovery (the "Subrogation Claims") that the party (or parties) being indemnified under
Section 4.3 or Section 4.4, respectively (defined solely for purposes of this Section 4.6 as the "Indemnified Party") may have against any person or organization in respect of the tax liabilities for which the Indemnifying Party is providing indemnity. Such right of subrogation shall not exceed the amount paid by the Indemnifying Party to the Indemnified Party. The Indemnified Party shall execute and deliver instruments and papers and do whatever else is reasonably necessary to secure such rights of subrogation for the Indemnifying Party. The Indemnified Party shall provide all reasonable assistance as requested by the Indemnifying Party in order for the Indemnifying Party to pursue the Subrogation Claims. The Indemnified Party shall do nothing after any Subrogation Claim arises to prejudice the rights of the Indemnifying Party.

      4.7 PAYMENTS AFTER POST-TERMINATION TRANSITION PERIOD. If any Stockholder is required to include any payment received pursuant to this Agreement after the expiration of the "post-termination transition period" (as defined in Section 1377(b) of the Code) in computing his gross income in a tax return, other than any payment made under Section 4.3 where the Stockholder failed to give the Company timely notice to allow the Company to make such payment prior to the expiration of the "post-termination transition period" or any payment related to the Accounting Change, then (i) the Stockholder shall notify the Company of such inclusion in income, and (ii) in addition to all other payments made under this Agreement, the Company shall also pay to the Stockholder an amount which, when added to the payment so included, will place the recipient Stockholder in the same net after-tax position that he would have been in had the payment not been so included.

      4.8  NOTICES OF AUDITS AND ADJUSTMENTS.

           (a) If any Stockholder receives notice after the date hereof of an intention by a taxing authority to audit any return of the Stockholder that includes any item of income, gain, deduction, loss or credit reported by the Company with respect to the Company's S Corporation Period, such Stockholder shall inform the Company, in writing, of the audit promptly after receipt of such notice. If any Stockholder receives notice from a taxing authority of any proposed adjustment for which the Company may be required to indemnify (or pay an additional distribution pursuant to Section 5.1(b) hereto) the Stockholder hereunder (a "Proposed Adjustment"), the Stockholder shall give notice to the Company of the Proposed Adjustment promptly after receipt of such notice from a taxing authority. Upon receipt of such notice from a Stockholder, the Company may, by in turn giving prompt written notice to each of the Stockholders, request that the Stockholders contest such Proposed Adjustment. If the Company shall request that any Proposed Adjustment be contested, then the Stockholders shall, at the Company's expense, contest the Proposed Adjustment or permit the Company and its representatives, at the Company's request and expense, to contest the Proposed Adjustment (including pursuing all administrative and judicial appeals and processes). The Company shall pay to the Stockholders on demand all costs and expenses (including attorneys' and accountants' fees) that the Stockholders may incur in contesting such Proposed Adjustments. No Stockholder shall make, accept or enter into a settlement or other compromise with respect to any taxes indemnified hereunder, or forego or terminate any proceeding undertaken hereunder without the consent of the Company, which consent shall not be unreasonably withheld.

           (b) If the Company receives notice after the date hereof of an intention by a taxing authority to audit any return of the Company that includes any item of income, gain, deductions, loss or credit reported by the Company with respect to the period during which the Company was a S corporation, the Company shall inform the Stockholders, in writing, of the audit promptly after receipt of such notice. If the Company receives notice from a taxing authority of any proposed adjustment for which any of the Stockholders may be required to indemnify the Company hereunder (a "Company Proposed Adjustment"), the Company shall give notice to each of the Stockholders of the Company Proposed Adjustment promptly after receipt of such notice from a taxing authority. Upon receipt of such notice from the Company, any of the Stockholders may, by in turn giving prompt written notice to the Company, request that the Company contest such Company Proposed Adjustment. If any of the Stockholders shall request that any Company Proposed Adjustment be contested, then the Company shall contest the Company Proposed Adjustment (including pursuing all administrative and judicial appeals and processes) at the Company's expense and shall permit the Stockholder to participate in such proceeding. The Company shall not make, accept or enter into a settlement or other compromise with respect to any taxes indemnified hereunder, or forego or terminate any proceeding undertaken hereunder without the consent of the Stockholders, which consent shall not be unreasonably withheld.

                                    ARTICLE 5
                                  DISTRIBUTIONS

      5.1 DISTRIBUTION OF ACCUMULATED ADJUSTMENTS ACCOUNT. (a) Prior to the consummation of the Public Offering, the Company's board of directors shall declare a cash dividend (the "Special

Dividend") payable to the Stockholders. The Special Dividend will be equal to the Company's estimated accumulated adjustments account (as the term is defined in Section 1368 of the Code) (the "AAA") as of the Termination Date. The Company agrees to pay the Special Dividend to the Stockholders immediately prior to the Termination Date and that: (a) if the Special Dividend exceeds the AAA as reported by the Company on its originally filed federal S corporation income tax return for calendar year 1997 (the "Final AAA"), such excess shall be paid by the Stockholders to the Company, and (b) if the Final AAA exceeds the Special Dividend, such excess shall be paid by the Company to the Stockholders, in either case, within thirty (30) days of the date of such determination and together with interest thereon, at the Applicable Federal Rate (as defined in Section 1274 of the Code) in effect as of the date of such payment, for the period from the date the Special Dividend was paid to the date of such payment. The Final AAA shall be determined by the Company's tax return for the Company's S Short Year in a manner consistent with prior practice.

           (b) Notwithstanding the filing of the Company's tax returns for the 1997 year and the determination of the Final AAA, if the Company is required to indemnify the Stockholders pursuant to Section 4.3 and such indemnification amount is required to be paid by the Company to the Stockholders prior to the expiration of the post-termination period, in lieu of such indemnity payment, the Company shall increase the Special Dividend payable to the Stockholders by the amount of such indemnity payment and distribute such amount prior to the expiration of the post-termination period.

                                    ARTICLE 6
                                  MISCELLANEOUS

      6.1 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute one instrument representing the Agreement between the parties hereto.

      6.2 CONSTRUCTION OF TERMS. Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      6.3 COST OF ENFORCEMENT; INTEREST. If, within thirty (30) days after demand to comply with the obligations of one of the parties to this Agreement served in writing on the other, compliance or reasonable assurance of compliance is not forthcoming, and the other party engages the services of an attorney to enforce rights under this Agreement, the prevailing party in any action shall be entitled to recover all reasonable costs and expenses (including reasonable fees of attorneys and legal assistants, whenever incurred, whether before trial or appellate proceeding, at trial, on appeal or otherwise).

      6.4 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Florida, other than those provisions relating to the conflict of laws of different jurisdictions if the effect of the application of such provisions would be to cause the laws of a jurisdiction other than Florida to apply hereto.

      6.5 JURISDICTION; VENUE. The parties agree that jurisdiction for any litigation arising out of this Agreement or any document delivered in connection herewith shall be in Miami, Florida.

      6.6 NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when received, if personally delivered; when transmitted, if transmitted by electronic fax, telecopy or similar electronic transmission method; the day after it is sent, if sent by recognized expedited delivery service; and five days after it is sent, if mailed, first class mail, postage prepaid. In each case notice shall be sent to the parties at 8700 West Flagler Street, Suite 250, Miami, Florida 33174, or to such other address as any party shall have specified by notice in writing to the other parties.

      6.7 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written agreement executed by all of the parties hereto.

      6.8 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties any rights or remedies hereunder.

      6.9 INTERPRETATION. The title, article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

      6.10 SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be held to be illegal, invalid or unenforceable in any respect, the same shall not in any respect affect the validity, legality, or enforceability of the remainder of this Agreement, and the parties shall use their best efforts to replace such illegal, invalid or unenforceable provisions with an enforceable provision approximating, to the extent possible, the original intent of the parties.

      6.11 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                               OMEGA RESEARCH, INC.,
                               a Florida corporation


                               By:
                                  --------------------------------
                               Name:
                                    ------------------------------
                               Title:
                                     -----------------------------

                               -----------------------------------
                               WILLIAM R. CRUZ

                               -----------------------------------
                               RALPH L. CRUZ

                               -----------------------------------
                               MICHELLE R. CRUZ

                               THE WILLIAM R. CRUZ 1997 GRANTOR
                               RETAINED ANNUITY TRUST #1

                               By:
                                  --------------------------------
                                  Ralph L. Cruz, as Trustee

                               THE RALPH L. CRUZ 1997 GRANTOR
                               RETAINED ANNUITY TRUST

                               By:
                                  --------------------------------
                                  William R. Cruz, as Trustee